                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             QUADRAMED CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                      LOGO

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

To Our Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of QuadraMed Corporation (the "Company"), which will be held at 80 East Sir Francis Drake Boulevard, Larkspur, California 94939 at 9:00 a.m. on May 21, 1997 for the following purposes:

     1. To elect three directors to the Board of Directors; and

     2. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 7, 1997 as the record date for determining those stockholders who will be entitled to vote at the 1997 Annual Meeting. The stock transfer books will remain open between the record date and the date of the 1997 Annual Meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of QuadraMed Corporation either in person or by proxy is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 1997 Annual Meeting.

     Please read the accompanying proxy statement carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Sincerely yours,

                                          /s/ James D. Durham
                                          -------------------
                                          Chairman of the Board, President and
                                          Chief Executive Officer

April 28, 1997
Larkspur, California

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                PROXY STATEMENT

                                      FOR

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                             QUADRAMED CORPORATION

                           TO BE HELD ON MAY 21, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QUADRAMED CORPORATION ("QuadraMed Corporation" or the "Company") of proxies to be voted at the 1997 Annual Meeting of Stockholders, which will be held at 9:00 a.m. on May 21, 1997, at 80 East Sir Francis Drake Boulevard, Larkspur, California 94939, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 1997 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 28, 1997. The Company's 1996 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 1996 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on April 7, 1997 was the record date for stockholders entitled to notice of and to vote at the 1997 Annual Meeting of Stockholders. As of that date, QuadraMed Corporation had 6,017,767 shares of Common Stock, $.01 par value per share (the "Common Stock") issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the 1997 Annual Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to QuadraMed Corporation will be voted at the 1997 Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal
1 -- Election of Directors." Management does not know of any matters to be presented at this 1997 Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the meeting. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions and broker non-votes are not counted for purposes of determining whether an individual has been elected as director and, accordingly, will have no effect on the outcome of the vote.

     The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

COMPOSITION OF BOARD OF DIRECTORS

     The Company's By-laws set the number of directors at seven. The Company's Board of Directors is divided into three classes, designated Class I, Class II and Class III. The initial directors in each class hold office for terms of one year, two years and three years, respectively. Thereafter each class will serve a three-year term. The term of Class I, currently consisting of John M. Austin, M.D. and Laurie Thomsen, will expire at the 1997 Annual Meeting; the term of Class II, currently consisting of Joan P. Neuscheler and Cornelius T. Ryan, will expire at the annual meeting of stockholders to be held in 1998; and the term of Class III, currently consisting of James D. Durham and Thomas F. McNulty, will expire at the annual meeting of stockholders to be held in 1999. The Company is seeking to add a seventh director to the Board of Directors at the 1997 Annual Meeting. The Company's directors are elected by the stockholders at the annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of the directors, the nominees for directors and executive officers of the Company.

     The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form for the election of the three Class I nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board of Directors and one of the nominees, John H. Austin, M.D., is currently a member of the Board. Laurie Thomsen, currently a Class I member of the Board of Directors, has resigned from the Board effective at the 1997 Annual Meeting, and has declined to stand for reelection to the Board. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card.

     In the event that a nominee is unable or declines to serve as a director at the time of the 1997 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS I -- NOMINEES FOR ELECTION

                                                                                DIRECTOR
         NAME                            PRINCIPAL OCCUPATION                    SINCE       AGE
----------------------    --------------------------------------------------    --------     ---
John H. Austin, M.D.      Independent Consultant. Formerly President,             1995       52
                          Professional Services Division of UniHealth
Albert L. Greene          President and Chief Executive Officer of Alta         Nominee      47
                          Bates Medical Center; President and Chief
                          Executive Officer of Alta Bates Health Systems;
                          Senior Vice President-East Bay Market Service Area
                          of Sutter Health
Kenneth E. Jones          Chairman of the Board and Chief Executive Officer     Nominee      50
                          of Globe Wireless

CLASS II -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                                                                                DIRECTOR
         NAME                            PRINCIPAL OCCUPATION                    SINCE       AGE
----------------------    --------------------------------------------------    --------     ---
Joan P. Neuscheler        General Partner of Tullis-Dickerson Partners and        1994       37
                          Chief Financial Officer of Tullis-Dickerson & Co.,
                          Inc.
Cornelius T. Ryan         General Partner of Oxford Partners, OBP Management      1995       65
                          L.P. and OBP Management (Bermuda) L. P.

CLASS III -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                                                                                DIRECTOR
         NAME                            PRINCIPAL OCCUPATION                    SINCE       AGE
----------------------    --------------------------------------------------    --------     ---
James D. Durham           Chairman of the Board, President and Chief              1993       50
                          Executive Officer of the Company
Thomas F. McNulty         Senior Vice President, Chief Financial Officer and      1994       57
                          Treasurer of Henry Ford Health Systems

     The following is certain biographical information, as of March 10, 1997, regarding the current members of the Company's Board of Directors and two nominees to the Board who are not currently members of the Board of Directors:

     James D. Durham founded the Company in September 1993 when he became its President and Chief Executive Officer and a director. In May 1996, Mr. Durham became Chairman of the Board. From November 1992 to December 1993, Mr. Durham served as the Chief Executive Officer of Trim Healthcare Systems, Inc., a reimbursement consulting services company. From April 1992 to April 1993, Mr. Durham served as Chief Executive Officer of Care Partners, Inc., an accounts receivable processing and funding company co-founded by Mr. Durham. From February 1986 until its acquisition by Ameritech in February 1992, Mr. Durham served as President and Chief Executive Officer of Knowledge Data Systems, Inc., a healthcare information systems company. Mr. Durham holds a B.S. with honors in Industrial Engineering from the University of Florida and an M.B.A. with an emphasis in Finance from the University of California, Los Angeles and is a Certified Public Accountant.

     Thomas F. McNulty has been a director of the Company since October 1994. Mr. McNulty has served as Senior Vice President, Chief Financial Officer and Treasurer of Henry Ford Health Systems, an integrated delivery system, since 1983. Mr. McNulty is also a director of several privately held companies and charitable organizations.

     John H. Austin, M.D., has been a director of the Company since April 1995. Dr. Austin is an independent consultant in the healthcare industry. From October 1994 to April 1997, Dr. Austin served as President, Professional Services Division for UniHealth, a multi-hospital and medical group health care organization. Prior to joining UniHealth, Dr. Austin was a consultant in the healthcare industry from June 1992 to October 1994 and served as Executive Vice President, Health Plan of America HMO for St. Joseph Health System from January 1987 to June 1992. Mr. Austin is also a director of Coventry Corp., a nursing home company.

     Joan P. Neuscheler has been a director of the Company since March 1994. Ms. Neuscheler has been a general partner of Tullis-Dickerson Partners, a venture capital firm, since September 1992, and the Chief Financial Officer of Tullis-Dickerson & Co., Inc. since April 1989. Tullis-Dickerson Partners is the general partner of Tullis-Dickerson Capital Focus, L.P., a stockholder of the Company. Ms. Neuscheler is also a director of American Consolidated Laboratories, Inc., a manufacturer of contact lenses, and several privately held companies.

     Cornelius T. Ryan has been a director of the Company since March 1995. Mr. Ryan has been a general partner of Oxford Partners since 1981 and of OBP Management L.P., and OBP Management (Bermuda) Limited Partnership since 1992. OBP Management L.P. and OBP Management (Bermuda) Limited Partnership are the general partners of Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership, respectively, each a stockholder of the Company. Mr. Ryan is also a director of several privately held companies.

     Laurie J. Thomsen has been a director of the Company since March 1995. Ms. Thomsen has been a general partner of Prism Venture Partners, a venture capital firm, since November 1995. Prior to joining Prism Venture Partners, from December 1988 to November 1995, Ms. Thomsen was a general partner of Hancock Venture Partners, Inc., a venture capital firm and a general partner of Hancock Venture Partners IV-Direct Fund L.P. and Falcon Ventures II L.P., stockholders of the Company. Ms. Thomsen is also a director of several privately held companies.

     Albert L. Greene has been the President and Chief Executive Officer of Alta Bates Medical Center, a 527-bed acute care hospital located in Berkeley, California, since 1990. Mr. Greene also has been the President and Chief Executive Officer of Alta Bates Health System, the parent company of Alta Bates Medical Center, since January 1996, and a Senior Vice President of the East Bay Market Service Area of Sutter Health, a health care delivery system and the parent company of Alta Bates Health System, since June 1996. Mr. Greene has served as an executive in hospital administration since 1979, most recently as the President of Sinai Samaritan Medical Center in Milwaukee, Wisconsin from 1988 to 1990. Mr. Greene received a masters of hospital administration at the University of Michigan, and is presently a diplomate of the American College of Healthcare Executives and a member of the American Hospital Association. Mr. Greene is also chair-elect of the California Healthcare Association, a member of the board of directors of Acuson Corporation, a manufacturer and provider of medical diagnostic ultrasound systems, and a member of the board of directors of several other privately held hospitals and hospital associations.

     Kenneth E. Jones has been the Chairman of the Board and Chief Executive Officer of Globe Wireless, a provider of marine communications services, since 1990. Mr. Jones has also held various senior management positions with other companies, including President and Chief Executive Officer of Ditech Corporation, a telecommunications company, President and Chief Executive Officer of Automated Call Processing Corporation, a telecommunications company, President and Chief Executive Officer of ClausenKoch Company, a producer of canned meat products and Vice President and Chief Financial Officer of Hills Bros. Coffee, Inc., a producer of coffee. Mr. Jones holds a B.S. in Chemical Engineering from the University of Nebraska and an M.B.A. from Harvard University.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 10 meetings during the fiscal year ended December 31, 1996 (the "1996 fiscal year"). Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he or she served.

     The Company has an Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

     The Audit Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Committee, which currently consists of Ms. Neuscheler and Mr. McNulty, held one meeting during the 1996 fiscal year.

     The Compensation Committee recommends compensation levels of senior management and works with senior management on benefit and compensation programs for Company employees. In addition, the Compensation Committee administers the Company's 1996 Stock Incentive Plan (the "1996 Plan"). This Committee, which currently consists of Ms. Neuscheler (Chairperson), Dr. Austin and Mr. Ryan, held five meetings during the 1996 fiscal year. No member of this Committee was at any time during the 1996 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the Company's last fiscal year. For a description of transactions between the Company and members of the Compensation Committee or their affiliates, see "Certain Relationships and Related Transactions."

     The Nominating Committee's duties include presenting to the Board of Directors suggestions for nominees to the Board. Stockholders may nominate director candidates for election at an annual meeting of stockholders by providing written notice of such nomination to the Secretary of the Company and by complying with the related procedures specified in the Company's By-laws. The Company's By-laws require the notice to be submitted to the Company 60 to 90 days before the anniversary date of the previous year's annual meeting. The By-laws also require the notice to include specified information about the stockholder making the nomination and specified information about the director candidate, including all information that would be required to be disclosed in a proxy statement. No nominations for director pursuant to this process were received for the 1997 Annual Meeting, and no other candidates are eligible for election as directors at the 1997 Annual Meeting. A copy of the By-laws may be obtained from the Secretary of the Company. The Nominating Committee, which currently consists of Mr. Durham and Dr. Austin, did not hold any meetings during the 1996 fiscal year.

                             DIRECTOR REMUNERATION

     Non-employee directors will be reimbursed for their reasonable expenses incurred in connection with attending board meetings. Non-employee directors are eligible to receive periodic option grants under the Discretionary Option Grant and Automatic Option Grant Programs in effect under the Company's 1996 Plan.

     Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member at the time of the initial public offering of the Company's Common Stock and who had not previously been in the Company's employ nor had received any prior option grant from the Company received an option grant for 10,000 shares of Common Stock with an exercise price of $12.00 per share (the price per share at which the Common Stock was sold in the initial public offering on that date). Each individual who first becomes a non-employee Board member at any time after the initial public offering will receive a similar 10,000 share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each annual stockholders meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual has been in the prior employ of the Company, will receive an option grant to purchase 4,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months.

     Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for any or all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each initial 10,000 share grant will vest as to one third (1/3) of the option shares upon the optionee's completion of one (1) year of Board service measured from the grant date, and the balance of the shares will vest in a series of 24 successive equal monthly installments over the optionee's period of Board service measured from the first anniversary of the grant date. The shares subject to each 4,000 share grant will vest, and the Company's repurchase right will lapse, in a series of 12 successive equal monthly installments over the optionee's period of Board service measured from the grant date. However, the shares subject to each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     Under the Discretionary Option Grant Program, eligible individuals in the Company's employ or service (including non-employee Board members, officers and consultants) may, at the discretion of the Compensation Committee of the Board, as Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 100% of their fair market value on the grant date. The Compensation Committee will have complete discretion to determine the vesting schedule, maximum term and the status under Federal tax laws of any such option grant. No non-employee Board members received any option grants under the Discretionary Option Grant Program during the 1996 fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF ALL OF THE CLASS I NOMINEES IDENTIFIED ABOVE FOR ELECTION AS DIRECTORS.

                                   MANAGEMENT

     The following sets forth the names, ages and positions of the Company's executive officers and certain information, as of March 10, 1997, regarding the Company's executive officers who are not members of the Board of Directors:

            NAME              AGE                     POSITION
----------------------------  ---     -----------------------------------------
James D. Durham.............  50      Chairman of the Board, President and
                                      Chief Executive Officer
John V. Cracchiolo..........  40      Executive Vice President, Chief Financial
                                      Officer and Secretary
Kevin H. Arner..............  29      Executive Vice President and President,
                                      EDI Division
Frederick Stodolak..........  40      Executive Vice President and President,
                                      Value-Added Systems Division
Suzanne J. Blumenthal.......  43      Senior Vice President, Business
                                      Development
Keith M. Roberts............  32      Vice President and General Counsel

     John V. Cracchiolo joined the Company in May 1995 as its Executive Vice President, Chief Financial Officer and Secretary. Prior to joining the Company, Mr. Cracchiolo worked for PSICOR, Inc., a healthcare services company, serving as its Chief Financial Officer from February 1993 to May 1995, and its corporate Controller from May 1989 to February 1993. Previously, Mr. Cracchiolo worked in various management positions for software, hardware, defense contractor and personnel and professional services organizations within the healthcare and other industries. Mr. Cracchiolo holds a B.S. in Business Administration from California State University, Long Beach and is a Certified Public Accountant.

     Kevin H. Arner joined the Company as Executive Vice President and President, EDI Division in December 1996 following the Company's acquisition of InterMed Healthcare Systems Inc., a healthcare electronic data interchange technology company. Prior to joining the Company, Mr. Arner served as President and Chief Operating Officer for InterMed Healthcare Systems Inc. from August 1989 to December 1996. Previously, Mr. Arner served in various operations management positions in the healthcare information management business of The SSI Group, a health care electronic data interchange company.

     Frederick Stodolak rejoined the Company in November 1996 as Executive Vice President and President, Value-Added Systems Division. From August 1996 to November 1996, Mr. Stodolak was a consultant to the Company. From January 1996 to August 1996, Mr. Stodolak served as the Company's Chief Operating Officer. From November 1989 until December 1995, Mr. Stodolak was the Chief Executive Officer of Healthcare Design Systems, a division of Kaden Arnone, a privately held health care consulting company, until that division was acquired by the Company in December 1996. Previously, Mr. Stodolak was the director of budgets and reimbursement for a 500-bed teaching hospital in New Jersey for six years. Mr. Stodolak holds a B.S. degree in accounting from Stockton State College and is a Fellow with the Healthcare Financial Management Association (FHFMA Status), of which he has been a member since 1978.

     Suzanne J. Blumenthal joined the Company in January 1994 as Vice President, Sales. From January 1995 to December 1995, Ms. Blumenthal served as Vice President, Business Development and in January 1996 she became Senior Vice President, Business Development. From October 1992 to December 1993, Ms. Blumenthal served as Vice President, Sales for StallarNert, a company specializing in EDI software. From March 1988 to October 1992, Ms. Blumenthal served as Western Regional Director for CSC Healthcare Systems, Inc., a division of Computer Sciences Corporation, which specializes in managed care software. Ms. Blumenthal holds a B.A. in Urban Planning from Washington University and a Master's in Healthcare Administration from George Washington University.

     Keith M. Roberts joined the Company in March 1997 as Vice President and General Counsel. From May 1995 to March 1997, Mr. Roberts was an associate of Brobeck, Phleger & Harrison LLP, a private law firm. From September 1992 to May 1995, Mr. Roberts was an associate of Hale & Dorr, a private law firm. Mr. Roberts holds a J.D. from Stanford Law School and a B.A. in economics and philosophy from the University of Rochester.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 10, 1997 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                      SHARES BENEFICIALLY
                                NAME                                       OWNED(1)           PERCENT
--------------------------------------------------------------------  -------------------     -------
Entities managed by Hancock Venture Partners, Inc.(2)...............       1,058,172            16.7%
  One Financial Center, 44th Floor
  Boston, MA 02111
Entities Affiliated with The CW Group(3)............................         820,332            13.1
  1041 Third Avenue, 2nd Floor
  New York, NY 10021
Tullis-Dickerson Capital Focus L.P.(4)..............................         819,098            13.1
  One Greenwich Plaza
  Greenwich, CT 06830
Wells Fargo Bank, N.A.(5)...........................................         612,500            10.2
  420 Montgomery Street
  San Francisco, CA 94163
Entities Affiliated with New Enterprise Associates(6)...............         447,729             7.4
  1119 St. Paul Street
  Baltimore, MD 21202
Entities Affiliated with Oxford BioScience Partners(7)..............         391,915             6.4
  315 Post Road West
  Westport, CT 06880
James D. Durham(8)..................................................         671,368            10.6
Robert Burrows(9)...................................................           1,000               *
John V. Cracchiolo(10)..............................................         170,195             2.8
Kevin H. Arner(11)..................................................          62,585             1.0
Suzanne J. Blumenthal(12)...........................................          61,783             1.0
Frederick Stodolak(13)..............................................          84,786             1.4
John H. Austin, M.D.(14)............................................          18,666               *
Thomas F. McNulty(15)...............................................          32,666               *
Joan P. Neuscheler(16)..............................................         829,598            13.2
Cornelius T. Ryan(17)...............................................         401,915             6.5
Laurie J. Thomsen(18)...............................................          10,000               *
Albert L. Greene....................................................              --               *
Kenneth E. Jones....................................................              --               *
All executive officers and directors as a group (11 persons)(19)....       2,429,562            33.8

---------------
  * Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Based on a Schedule 13G filed on or about February 4, 1997. Includes 686,024 shares of Common Stock owned by Hancock Venture Partners IV-Direct Fund L.P.; 54,880 shares of Common Stock owned by Falcon Ventures II L.P.; 295,059 shares of Common Stock issuable upon exercise of a warrant issued to Hancock Venture Partners IV-Direct Fund L.P.; and 22,209 shares of Common Stock issuable upon exercise of a warrant issued to Falcon Ventures II L.P. Hancock Venture Partners, Inc. ("Venture") is a managing general partner of the respective general partners of Hancock Venture Partners IV-Direct Fund L.P. and Falcon Ventures II L.P. and may be deemed to share voting and investment power with respect to such shares. Voting and investment decisions with respect to Hancock Venture Partners IV-Direct Fund L.P. and Falcon Ventures II L.P. are made by Hancock Venture Partners, Inc., a managing general partner of the respective general partners of such funds. The Managing Directors of Hancock Venture Partners, Inc. disclaim beneficial ownership of the shares held by Hancock Venture Partners IV-Direct Fund L.P. and Falcon Ventures II L.P., except to the extent of each of their pecuniary interest in such funds.

 (3) Based upon a Schedule 13G filed on or about February 13, 1997. Includes 45,134 shares of Common Stock owned by CW Ventures; 10,590 shares of Common Stock owned by Overseas Medical Ventures, IL; 24,627 shares of Common Stock owned by CW R&D II (Financial) L.P.; 489,382 shares of Common Stock owned by CW Ventures II, L.P.; and 250,599 shares of Common Stock issuable upon exercise of certain warrants issued to CW Ventures II, L.P. CW Partners, CW Partners II, L.P. and CW Partners III, L.P. are the general partners of CW Ventures, CW R&D II (Financial) L.P. and CW Ventures II, L.P., respectively, and as such may be deemed to have voting and investment power with respect to the shares held by such funds. Voting and investment decisions with respect to Overseas Medical Ventures, IL are made by CW Group, Inc. The general partners of CW Partners, CW Partners II, L.P. and CW Partners III, L.P., and the stockholders of CW Group, Inc., are Walter Channing, Charles M. Hartman and Barry Weinberg. Each of such general partners disclaims beneficial ownership of the shares held by such funds except to the extent of each of their pecuniary interest in such funds.

 (4) Based upon a Schedule 13G filed on or about February 13, 1997. Includes 249,270 shares of Common Stock issuable upon exercise of certain warrants issued to Tullis-Dickerson Capital Focus L.P. Tullis-Dickerson Partners is the general partner of Tullis-Dickerson Capital Focus L.P., and as such may be deemed to have voting and investment power with respect to the shares held by Tullis-Dickerson Capital Focus L.P. The general partners of Tullis-Dickerson Partners are Joan P. Neuscheler, a director of the Company, James L.L. Tullis and Thomas P. Dickerson. Each of such general partners disclaims beneficial ownership of the shares held by Tullis-Dickerson Capital Focus L.P. except to the extent of each of their pecuniary interest in Tullis-Dickerson Partners.

 (5) Based upon a Schedule 13G filed on or about February 14, 1997. Wells Fargo Bank, N.A. has sole voting power with respect to 612,500 shares of Common Stock and shared investment power with respect to 598,500 of such shares. All such shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

 (6) Based upon a Schedule 13G filed on or about February 10, 1997. Includes 444,914 shares of Common Stock owned by New Enterprise Associates V, Limited Partnership and 2,815 shares of Common Stock owned by The Silverado Fund I, Limited Partnership. NEA Partners V, Limited Partnership and NEA Silverado Partners I, Limited Partnership are the general partners of New Enterprise Associates V, Limited Partnership and The Silverado Fund I, Limited Partnership, respectively, and as such may be deemed to have voting and investment power with respect to the shares held by such funds. The general partners of NEA Partners V, Limited Partnership are Frank A. Bonsal, Jr., Nancy L. Dorman, C. Richard Kramlich, Arthur J. Marks, Thomas
     C. McConnell, and Charles W. Newhall, III. The general partners of NEA Silverado Partners I, Limited Partnership are Frank A. Bonsal, Jr. C. Richard Kramlich, Arthur J. Marks and Charles W. Newhall, III. Each of such general partners disclaims beneficial ownership of the shares in which they have no pecuniary interest.

 (7) Based upon a Schedule 13G filed on or about February 12, 1997. Includes 214,578 shares of Common Stock owned by Oxford Bioscience Partners L.P.; 59,831 shares of Common Stock owned by Oxford

     Bioscience Partners (Bermuda) Limited Partnership; 91,655 shares of Common Stock issuable upon exercise of a warrant issued to Oxford Bioscience Partners L.P.; and 25,851 shares of Common Stock issuable upon exercise of a warrant issued to Oxford Bioscience Partners (Bermuda) Limited Partnership. OBP Management L.P. and OBP Management (Bermuda) Limited Partnership are the general partners of Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership, respectively, and as such may be deemed to have voting and investment power with respect to the shares held by such funds. The general partners of OBP Management L.P. are Cornelius T. Ryan, a director of the Company, Alan G. Walton, Ph.D. and Edmund M. Olivier. The general partners of OBP Management (Bermuda) Limited Partnership are OBP Management Bermuda Ltd. and Messrs. Ryan, Walton & Olivier. Each of such general partners disclaim beneficial ownership of the shares held by Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership except to the extent of each of their pecuniary interest in OBP Management L.P. and OBP Management (Bermuda) Limited Partnership, respectively.

 (8) Includes 327,254 shares of Common Stock owned by Trigon Resources Corporation ("Trigon"), a corporation owned by Mr. Durham and his two children, 3,867 shares held in Mr. Durham's individual retirement account, 134,574 shares of Common Stock issuable upon exercise of a warrant held by Trigon and 5,313 shares of Common Stock issuable upon exercise of a warrant held by Wentorf International Corporation, a corporation owned by Mr. Durham. Also includes 200,000 shares issuable upon exercise of options, none of which shares will be vested as of 60 days from March 10, 1997. Does not include 355,600 shares issuable upon exercise of a warrant held by Mr. Durham. See "Certain Relationships and Related Transactions." Mr. Durham's address is 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, CA 94939.

 (9) Mr. Burrows resigned from the Company effective January 1997. Upon his resignation, his options to purchase 130,000 shares of Common Stock terminated. None of the options had vested prior to the termination of the options.

(10) Includes 170,000 shares issuable upon exercise of options, 30,000 of which shares will be vested as of 60 days from March 10, 1997.

(11) Includes 12,100 shares issuable upon exercise of options, all of which shares will be vested as of 60 days from March 10, 1997.

(12) Includes 61,400 shares issuable upon exercise of options, 18,800 of which shares will be vested as of 60 days from March 10, 1997.

(13) Includes 49,000 shares issuable upon exercise of options, 8,000 of which shares will be vested as of 60 days from March 10, 1997.

(14) Includes 18,666 shares issuable upon exercise of options, 5,519 of which shares will be vested as of 60 days from March 10, 1997.

(15) Includes 32,666 shares issuable upon exercise of options, all of which shares will be vested as of 60 days from March 10, 1997.

(16) Includes 569,828 shares of Common Stock owned by, and 249,270 shares of Common Stock issuable upon exercise of certain warrants issued to, Tullis-Dickerson Capital Focus, L.P. Also includes 10,000 shares issuable upon exercise of options held by Ms. Neuscheler, none of which shares will be vested as of 60 days from March 10, 1997. Ms. Neuscheler, a director of the Company, is a General Partner of Tullis-Dickerson Partners, which is the general partner of Tullis-Dickerson Capital Focus, L.P. Ms. Neuscheler disclaims beneficial ownership in the shares held by Tullis-Dickerson Capital Focus, L.P., except to the extent of her pecuniary interest arising from her general partnership interest in Tullis-Dickerson Partners. Ms. Neuscheler's address is One Greenwich Plaza, Greenwich, CT 06830.

(17) Includes 214,578 shares of Common Stock owned by Oxford Bioscience Partners L.P.; 59,831 shares of Common Stock owned by Oxford Bioscience Partners (Bermuda) Limited Partnership; 91,655 shares of Common Stock issuable upon exercise of a warrant issued to Oxford Bioscience Partners L.P.; and 25,851 shares of Common Stock issuable upon exercise of a warrant issued to Oxford Bioscience Partners (Bermuda) Limited Partnership. Also includes 10,000 shares issuable upon exercise of options held by Mr. Ryan, none of which shares will be vested as of 60 days from March 10, 1997. Mr. Ryan, a director of the Company, is a general partner of OBP Management L.P. and OBP Management (Bermuda) Limited Partnership, which are the general partners of Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership, respectively. Mr. Ryan disclaims beneficial ownership in the shares held by Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership, except to the extent of his pecuniary interest arising from his general partnership interests in OBP Management L.P. and OBP Management (Bermuda) L.P., respectively. Mr. Ryan's address is 315 Post Road West, Westport, CT 06880.

(18) Includes 10,000 shares issuable upon exercise of options, all of which shares will be vested as of 60 days from March 10, 1997.

(19) Includes 506,663 shares issuable upon exercise of certain warrants. Also includes 658,832 shares issuable upon exercise of options, 117,085 of which shares will be vested as of 60 days from March 10, 1997. Does not include 355,600 shares issuable upon exercise of a warrant held by Mr. Durham. See "Certain Relationships and Related Transactions."

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table set forth certain information regarding the compensation earned during the 1996 fiscal year by (i) the Company's Chief Executive Officer, (ii) each of the four other most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000 and (iii) one former executive officer of the Company, for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996 and December 31, 1995. Such individuals will be hereafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                 ANNUAL COMPENSATION                      COMPENSATION
                                   ------------------------------------------------     ----------------
                                                                          OTHER            SECURITIES
                                   FISCAL                                 ANNUAL           UNDERLYING
   NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS      COMPENSATION     OPTIONS/WARRANTS
---------------------------------  ------     --------     -------     ------------     ----------------
James D. Durham..................   1996      $187,425     $    --       $     --            101,600
  Chairman of the Board,            1995       178,003          --             --            388,574(1)
  President and Chief Executive
  Officer
Robert Burrows...................   1996       127,500(2)       --         18,229(3)         130,000(4)
  Former President and Chief        1995            --          --             --                 --
  Operating Officer
John V. Cracchiolo...............   1996       133,333(5)   52,000             --                 --
  Executive Vice President, Chief   1995        73,149(6)       --         14,000(3)          70,000
  Financial Officer and Secretary
Kevin H. Arner...................   1996         9,167(7)       --         20,115(8)          12,100
  Executive Vice President and      1995            --          --             --                 --
  President, EDI Division
Frederick Stodolak...............   1996       118,141(9)       --        134,198(10)             --
  Executive Vice President and      1995            --          --             --             24,000
  President, Value-Added Systems
  Division
Suzanne J. Blumenthal............   1996       110,000      32,646(11)         --                 --
  Senior Vice President, Business   1995        85,000      28,505(12)         --             20,400
  Development

---------------

 (1) Includes a warrant to purchase 254,000 shares which was originally issued in September 1995. In September 1996, this warrant was combined with the warrant to purchase 101,600 shares which was originally issued in June 1996. Also includes a warrant to purchase 134,574 shares. See "Certain Relationships and Related Transactions."

 (2) Represents salary paid from March 1996 through December 1996. Mr. Burrows resigned from the Company effective January 1997.

 (3) Represents reimbursement for moving expenses.

 (4) Upon Mr. Burrows' resignation from the Company, all of these options were cancelled.

 (5) Effective November 1996, Mr. Cracchiolo's annual salary was increased from $130,000 to $150,000 by the Board of Directors.

 (6) Represents salary paid from May 1995 through December 1995.

 (7) Represents salary paid for December 1996.

 (8) Represents accrued vacation which was paid to Mr. Arner in December 1996.

 (9) Represents salary paid through June 15, 1996 and from November 19, 1996 through December 31, 1996. Mr. Stodolak's annual salary for 1996 was $175,000. In addition, for the period of September 1, 1996 through November 18, 1996, Mr. Stodolak was a consultant with the Company and received a $20,000 retainer fee.

(10) For the period June 16, 1996 through August 31, 1996, Mr. Stodolak received 35,786 shares of Common Stock, at $3.75 per share, in lieu of receiving cash salary. The fair market value of the Common Stock was $7.50 per share. The aggregate value of the difference between the fair market value and the purchase price of the shares was $134,198.

(11) Includes $12,646 for commissions earned and paid.

(12) Represents commissions earned and paid.

STOCK OPTIONS

     The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 1996 fiscal year. No stock appreciation rights were granted during the 1996 fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                         REALIZABLE VALUE AT
                                                  INDIVIDUAL GRANTS                            ASSUMED
                                               ------------------------                    ANNUAL RATES OF
                                NUMBER OF       PERCENT OF     EXERCISE                         STOCK
                                SECURITIES     TOTAL OPTIONS   OR BASE                   PRICE APPRECIATION
                                UNDERLYING      GRANTED TO      PRICE                    FOR OPTION TERM(2)
                                 OPTIONS       EMPLOYEES IN      PER       EXPIRATION    -------------------
             NAME                GRANTED        FISCAL 1996    SHARE(1)       DATE          5%        10%
------------------------------  ----------     -------------   --------    ----------    --------   --------
James D. Durham...............    101,600(3)        29.1%       $ 3.75       06/26/01    $105,263   $232,604
Robert Burrows................    130,000(4)        37.3          7.50       04/11/01     269,375    595,247
John V. Cracchiolo............         --             --            --             --          --         --
Kevin H. Arner(5).............      8,824            2.5          2.18       03/03/05      12,098     30,658
                                    2,016            0.6          2.18       02/27/06       2,764      7,004
                                    1,260            0.4          6.51       08/01/06       5,159     13,073
Frederick Stodolak............         --             --            --             --          --         --
Suzanne J. Blumenthal.........         --             --            --             --          --         --

---------------

(1) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless purchase procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the Common

    Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3) In June 1996, the Company issued a warrant to Mr. Durham to purchase up to 101,600 shares of Common Stock at an exercise price of $3.75 per share. In September 1996, this warrant was combined with another warrant held by Mr. Durham to purchase up to 254,000 shares of Common Stock at an exercise price of $3.75 per share. Provided Mr. Durham continues to perform services for the Company as an employee, consultant or director through September 26, 2000, the warrant will at that time become exercisable in full and will remain exercisable until 2001 when it will expire. The warrant will become exercisable prior to September 26, 2000 upon the occurrence of certain events. See "Certain Relationships and Related Transactions."

(4) These options were granted under the Company's 1994 Stock Plan. Upon Mr. Burrow's resignation from the Company in January 1997, all of these options were cancelled.

(5) Mr. Arner originally was granted options to purchase 4,800 shares of the common stock of InterMed HealthCare Systems, Inc. ("InterMed") pursuant to InterMed's 1995 Stock Incentive Plan. Upon the Company's acquisition of InterMed HealthCare Systems, Inc. in December 1996, the options were assumed by the Company under the Company's 1996 Plan at a conversion ratio of 2.52 shares of the Company's Common Stock for each one share of InterMed's common stock. These options are immediately exercisable for fully vested shares. The options expire on the dates set forth in the table, subject to earlier termination upon the optionee's cessation of service with the Company.

OPTION EXERCISES AND YEAR-END VALUES

     No options were exercised by the Named Executive Officers and no SARs were outstanding during the 1996 fiscal year. The following table sets forth certain information with respect to the Named Executive Officers concerning shares of the Company's Common Stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 1996 fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                              OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END(1)
                                             ----------------------------     ----------------------------
                   NAME                      EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-------------------------------------------  -----------     ------------     -----------     ------------
James D. Durham............................    139,887(2)       355,600(3)    $ 1,078,599      $ 2,755,900
Robert Burrows(4)..........................         --               --                --               --
John V. Cracchiolo.........................     70,000               --           542,500               --
Kevin H. Arner.............................     12,100               --           107,316               --
Frederick Stodolak.........................     24,000               --           186,000               --
Suzanne J. Blumenthal......................     36,400               --           282,100               --

---------------

(1) Calculated by determining the difference between the fair market value of the Company's Common Stock as of December 31, 1996 and the exercise price of the option.

(2) Includes 134,574 shares of Common Stock issuable upon exercise of a warrant held by Trigon Resources Corporation and 5,313 shares of Common Stock issuable upon exercise of a warrant held by Wentorf International Corporation. See "Security Ownership of Certain Beneficial Owners and Management."

(3) Represents 355,600 shares of Common Stock issuable upon exercise of a warrant held by Mr. Durham. See "Certain Relationships and Related Transactions."

(4) At fiscal year-end, Mr. Burrows held 130,000 options with a value of $422,500. Upon Mr. Burrows's resignation from the Company in January 1997, all of these options were cancelled. As of such date none of these options had vested.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL ARRANGEMENTS

     In April 1995, the Company entered into a letter agreement with John V. Cracchiolo, the Company's Chief Financial Officer. Pursuant to the letter agreement, Mr. Cracchiolo is to receive a base salary of $150,000 for the 1997 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also includes (i) a severance provision pursuant to which Mr. Cracchiolo, if terminated without cause, will receive four months' salary, and (ii) a provision entitling Mr. Cracchiolo to an option to purchase 40,000 shares of Common Stock at an exercise price of $3.75 per share.

     In December 1996, the Company entered into an employment agreement with Kevin H. Arner, the Company's Executive Vice President and President, EDI Division. Pursuant to the terms of the agreement, Mr. Arner is to receive a base salary of $110,000 per year, subject to increases at the discretion of the Board of Directors. The agreement also contains a severance provision pursuant to which Mr. Arner will receive a sum equal to his annual salary at the time of termination if he is terminated other than (i) for cause, (ii) because he has become completely disabled or (iii) because he has died. The agreement terminates in August 1998.

     In December 1996, the Company entered into an employment agreement with Frederick Stodolak, the Company's Executive Vice President and President, Value-Added Systems Division. Pursuant to the terms of the agreement, Mr. Stodolak is to receive a base salary of $175,000 per year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The agreement also contains a severance provision pursuant to which Mr. Stodolak will receive $175,000 if Mr. Stodolak terminates his employment with cause (as defined in the agreement) or if Mr. Stodolak is terminated by the Company (i) without cause or (ii) because he has become disabled. The agreement terminates in December 1998 unless extended by mutual agreement of the parties.

     In January 1997, the Company entered into a letter agreement with James D. Durham, the Company's President and Chief Executive Officer. Pursuant to the letter agreement, Mr. Durham is to receive a base salary of $225,000 for the 1997 calendar year. In addition, Mr. Durham (i) is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award, based upon the recommendation of the Board's Compensation Committee, and (ii) will receive a car allowance of approximately $500 per month during the term of his employment. The letter agreement also contains the following severance provisions: (i) if Mr. Durham dies, his estate will receive a special termination payment equal to one months' salary and (ii) if Mr. Durham is terminated by reason of disability or an Involuntary Termination other than a Termination for Cause (as those terms are defined in the letter agreement), Mr. Durham will receive an aggregate amount equal to the sum of his average annual rate of base salary for the two immediately preceding calendar years and will also continue to receive for a period of 12 months (24 months if Mr. Durham's termination is effected in connection with a Change in Control, as defined in the letter agreement) his life, health and disability and other benefits. The letter agreement terminates on December 31, 1998, but will automatically renew for a term of one year on such date and each succeeding anniversary of such date, unless the Company provides written notice to Mr. Durham, not later than three months prior to such anniversary date, that it will not extend the term of the letter agreement.

     In March 1997, the Company entered into a letter agreement with Keith M. Roberts, the Company's Vice President and General Counsel. Pursuant to the letter agreement, Mr. Roberts is to receive a base salary of $125,000 for the 1997 calendar year and is eligible for such annual cash bonuses as the Board of Directors in its discretion shall award. The letter agreement also includes (i) a provision entitling Mr. Roberts to an option to purchase 85,000 shares of Common Stock at an exercise price of $9.625 per share, and (ii) a severance provision pursuant to which Mr. Roberts, if terminated without cause or in connection with a change in control of the Company, will receive six months' salary and his option to purchase 85,000 shares of Common Stock will vest immediately.

     In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under the Company's 1994 Stock Plan (the predecessor equity incentive program to the 1996 Plan) or the 1996 Plan will automatically accelerate in full, except to the extent such options are to be assumed by the successor corporation. In addition, the

Compensation Committee as Plan Administrator of the 1996 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or any unvested shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer's employment following: (i) a merger or asset sale in which these options are assumed or are assigned or (ii) certain hostile changes in control of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the Company's inception in September 1993, the Company has issued, in private placement transactions (collectively, the "Private Placement Transactions"), shares of Preferred Stock as follows: an aggregate of 912,314 shares of Series A Preferred Stock at $4.79 per share on March 16, 1994, July 7, 1994 and February 21, 1995, an aggregate of 250,653 shares of Series A Preferred Stock in exchange for an aggregate of 6,971,856 shares of the Common Stock of THCS Holding, Inc. on June 26, 1996 and an aggregate of 1,632,500 shares of Series B Preferred Stock at $5.25 per share on February 21, 1995 and June 27, 1996. All of the Preferred Stock issued in the Private Placement Transactions converted into Common Stock on a one-for-one basis upon the completion of the Company's initial public offering in October 1996. The following table summarizes the shares of Preferred Stock purchased in the Private Placement Transactions by executive officers, directors and stockholders of the Company holding five percent or more of a class of the Company's stock and persons and entities associated with them:

                                                                     SERIES A      SERIES B
                                                                     PREFERRED     PREFERRED
                               INVESTOR(1)                             STOCK         STOCK
      -------------------------------------------------------------  ---------     ---------
      Entities Managed by Hancock Venture Partners,
        Inc.(1)(2)(3)..............................................         --       740,904
      Tullis-Dickerson Capital Focus L.P. (2)(4)...................    362,838       206,990
      CW Ventures II, L.P.(2)(5)...................................    361,794       207,939
      New Enterprise Associates V, Limited Partnership(2)(6).......    326,366       121,363
      Oxford BioScience Partners(1)(2)(7)..........................         --       274,409
      Peter Del Col(8).............................................      5,787         2,550

---------------

(1) Shares held by affiliated persons and entities have been aggregated. See "Security Ownership of Certain Beneficial Owners and Management."

(2) Holder of five percent or more of a class of the Company's capital stock.

(3) Represents 686,024 shares of Series B Preferred Stock purchased by Hancock Venture Partners IV--Direct Fund L.P. and 54,880 shares of Series B Preferred Stock purchased by Falcon Ventures II L.P. Laurie J. Thomsen, a director of the Company, was a general partner of the respective general partners of Hancock Venture Partners IV--Direct Fund L.P. and Falcon Ventures II L.P., from October 1984 until November 1995.

(4) Joan P. Neuscheler, a director of the Company, is a general partner of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus L.P. Ms. Neuscheler disclaims beneficial ownership of the shares held by Tullis-Dickerson Capital Focus L.P., except to the extent of her pecuniary interest arising from her general partnership interests in Tullis-Dickerson Partners.

(5) Walter Channing, a director of the Company from September 1993 to May 1996, is a general partner of CW Partners III, L.P., which is the general partner of CW Ventures II, L.P.

(6) Ronald H. Kase, a director of the Company from January 1994 to May 1996, is a general partner of New Enterprise Associates. Mr. Kase is not affiliated with the general partner of New Enterprise Associates V, Limited Partnership.

(7) Represents 214,578 shares of Series B Preferred Stock purchased by Oxford Bioscience Partners L.P. and 59,831 shares of Series B Preferred Stock purchased by Oxford Bioscience Partners (Bermuda) Limited

    Partnership. Cornelius T. Ryan, a director of the Company, is a general partner of OBP Management L.P. and OBP Management (Bermuda) Limited Partnership, the general partners of Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership., respectively. Mr. Ryan disclaims beneficial ownership in the shares held by Oxford Bioscience Partners L.P. and Oxford Bioscience Partners (Bermuda) Limited Partnership, except to the extent of his pecuniary interest arising from his general partnership interests in OBP Management L.P. and OBP Management (Bermuda) Limited Partnership

(8) Peter Del Col was a director of the Company from January 1994 to May 1996.

     The Company entered into certain other agreements in connection with the Private Placement Transactions. Pursuant to one such agreement, certain stockholders acquired registration rights.

     In July 1994, the Company issued to James D. Durham, the Company's President and Chief Executive Officer, a warrant to purchase up to 48,540 shares of Common Stock at an exercise price of $3.75 per share. Mr. Durham exercised this warrant in August 1994.

     In September 1994, the Company entered into a Loan and Warrant Agreement with certain stockholders of the Company (the "September 1994 Bridge Investors"), pursuant to which the Bridge Investors loaned the Company an aggregate of $500,000. The September 1994 Bridge Investors were issued warrants to purchase an aggregate of 16,001 shares of Series A Preferred Stock at a purchase price of $4.79 per share. Each of such warrants expires on September 29, 1999. In February 1995, the notes issued in connection with the Loan and Warrant Agreement and cancellation of other indebtedness were converted into an aggregate of 76,805 shares of Series A Preferred Stock. CW Ventures II, L.P. and Tullis-Dickerson Capital Focus L.P., each a greater than five percent stockholder of the Company, were September 1994 Bridge Investors. Wentorf International Corporation, a corporation wholly owned by James D. Durham, the Company's President and Chief Executive Officer, and Peter Del Col, a former director of the Company, were also September 1994 Bridge Investors. See "Security Ownership of Certain Beneficial Owners and Management."

     Also in September 1994, the Company entered into a consulting arrangement with Colson Investments, an affiliate of Peter Del Col, pursuant to which the Company issued to each of Mr. Del Col and another individual a warrant to purchase 17,000 shares of Common Stock at a purchase price of $4.79 per share. Under the consulting arrangement, Mr. Del Col agreed to serve on the Company's Board of Directors, and Mr. Del Col and the other individual agreed to provide various management and financial consulting services to the Company. The consulting arrangement expired on December 31, 1995. The warrants expire on October 31, 2004. Mr. Del Col was a director of the Company from January 1994 to May 1996.

     In November 1994 and January 1995, the Company entered into Loan Agreements with certain stockholders of the Company (the "November 1994 Bridge Investors"), pursuant to which the November 1994 Bridge Investors loaned the Company an aggregate of $300,000 and $371,269, respectively. In February 1995, the notes issued in connection with the Loan Agreements were converted into an aggregate of 129,614 shares of Series B Preferred Stock. The following greater than five percent stockholders of the Company were November 1994 Bridge Investors: CW Ventures II, L.P., New Enterprise Associates V, Limited Partnership and Tullis-Dickerson Capital Focus L.P. See "Security Ownership of Certain Beneficial Owners and Management."

     In September 1995, the Company issued to James D. Durham, its President and Chief Executive Officer, a warrant to purchase up to 254,000 shares of Common Stock at an exercise price of $3.75 per share (the "September Warrant"). In June 1996, the Company issued to Mr. Durham a warrant to purchase an additional 101,600 shares of Common Stock at an exercise price of $3.75 per share (the "June Warrant"). The September Warrant and the June Warrant were issued to Mr. Durham as compensation for services rendered to the Company, as an incentive for his future performance as Chief Executive Officer and Chairman of the Board of Directors of the Company and in an effort to retain his services in these capacities. The September Warrant and the June Warrant were combined into one warrant in September 1996 because the issuance of the June Warrant would have resulted in a charge to earnings for compensation expense of approximately $380,000 over the vesting period of the June Warrant. Provided Mr. Durham is performing services for the Company in the capacity of an employee, consultant or director at September 26, 2000, the warrant will then become exercisable in full and remain exercisable until September 26, 2001, when it expires. The warrant will become exercisable prior to September 26, 2000 upon certain events, which include: (i) the sale of all or substantially all of the Company's assets or the sale of 80% or more of the Company's outstanding capital stock, in each case for cash in an amount that exceeds certain valuation thresholds; (ii) a merger of the Company with another entity that has a publicly traded security, and which meets certain valuation thresholds; or (iii) not less than six nor more than 18 months following the Company's initial public offering if certain valuation thresholds are met.

     In October 1995, the Company entered into a joint development proposal for a capitation management system with UniHealth, pursuant to which the Company and UniHealth jointly developed a capitation management application designed to manage capitation payments to providers, risk pool accounting, modeling and forecasting in the inpatient and outpatient settings. In connection with the joint development agreement, the Company issued to UniHealth a warrant to purchase 28,560 shares of Common Stock. John H. Austin, M.D., a director of the Company, was President, Professional Services Division of UniHealth, and may be deemed to have had an indirect material interest in such joint development agreement.

     In December 1995, the Company issued a warrant to KTU, an affiliate of James D. Durham the Company's President and Chief Executive Officer. This warrant was issued to KTU as compensation for services rendered to the Company by Mr. Durham, as an incentive for his future performance as Chief Executive Officer and Chairman of the Board of Directors of the Company and in an effort to retain his services in these capacities. In June 1996, Mr. Durham transferred the warrant to Trigon Resources Corporation ("Trigon"), a corporation owned by Mr. Durham and his two children. The warrant gives Trigon the right to purchase up to 134,574 shares of Common Stock at an exercise price of $3.75 per share. The warrant is immediately exercisable and expires on December 28, 2005.

     In January 1996, the Company entered into a Bridge Loan Agreement (the "1996 Bridge Loan Agreement") with certain stockholders of the Company (the "January 1996 Bridge Investors"), pursuant to which the January 1996 Bridge Investors loaned the Company an aggregate of approximately $3.9 million. In addition, the January 1996 Bridge Investors, other than New Enterprise Associates V, Limited Partnership, were issued warrants to purchase an aggregate of 957,376 shares of Common Stock at a purchase price of $3.75 per share. In June 1996, the notes issued in connection with the 1996 Bridge Loan Agreement were converted into an aggregate of 740,981 shares of Series B Preferred Stock. The following greater than five percent stockholders of the Company were January 1996 Bridge Investors: CW Ventures II, L.P., Hancock Venture Partners IV-Direct Fund L.P. and affiliates ("Hancock"), New Enterprise Associates V, Limited Partnership, Oxford Bioscience Partners L.P. and affiliates ("Oxford"), and Tullis-Dickerson Capital Focus L.P. Peter Del Col, a director of the Company from January 1994 to May 1996, was also a January 1996 Bridge Investor. See "Security Ownership of Certain Beneficial Owners and Management."

     In connection with the 1995 bridge financings of the Company and in order to induce other venture capital investors to participate in such financings, New Enterprise Associates V, Limited Partnership and CW Ventures II, L.P., investors in the Company, agreed to indemnify the Company for certain amounts paid in settlement of or pursuant to a judgment in certain litigation. In June 1996, an aggregate of 6,400 shares of Series B Preferred Stock were returned to the Company by entities associated with New Enterprise Associates and The CW Group in payment of certain attorneys' fees (amounting to approximately $53,000) incurred by the Company.

     In June 1996, the stockholders of the Company entered into an Exchange Agreement pursuant to which all outstanding shares of capital stock of QuadraMed Corporation, a California corporation (the "Operating Company"), were exchanged for shares of QuadraMed Holdings, Inc., a California corporation. The sole purpose of this exchange was to reorganize the Company into a holding company structure. Following the reorganization, QuadraMed Holdings, Inc. changed its name to Quadramed Corporation and was reincorporated in Delaware and the Operating Company changed its name.

     The Company entered into an Amended and Restated Agreement Regarding Adjustment Shares dated as of June 27, 1996 with certain investors (the "Adjustment Agreement"). Pursuant to the Adjustment

Agreement, the Company has agreed to issue to such investors additional shares of Common Stock without payment of further consideration in the event the Company is required to pay damages or issue Common Stock and/or options to purchase Common Stock to the plaintiffs in certain litigation in excess of certain agreed-upon amounts. The investors are entitled to receive a sufficient number of additional shares such that following their issuance, the aggregate percentage ownership interest in the Company held by the investors equals their aggregate percentage ownership interest in the Company prior to the issuance of such shares or options as a result of the litigation. In the event the litigation results in a cash payment by the Company above a specified amount, the investors are entitled to receive a number of additional shares determined based on a formula. The following greater than five percent stockholders are parties to this agreement: CW Ventures II, L.P., Hancock, New Enterprise Associates V, Limited Partnership, Oxford and Tullis-Dickerson Capital Focus L.P.

     See "Executive Compensation" for a discussion of certain transactions between the Company and certain of its executive officers.

BANKRUPTCY MATTERS

     In November 1992, Mr. Durham, the Company's current Chairman, President and Chief Executive Officer, became the chief executive officer of Trim Healthcare Services, Inc. ("Trim"), a reimbursement consulting services company then owned by certain of the Company's venture capital investors. Mr. Durham was hired by Trim with the goal of implementing a "turnaround" strategy. In the fall of 1993, certain Trim investors became interested in selling their equity interests in Trim, culminating in the sale of the outstanding stock of Trim to the previous owners of Trim in December 1993. As part of this transaction, certain assets of Trim were sold to the Company, which was founded by Mr. Durham in September 1993, and Mr. Durham resigned as an officer and director of Trim. Subsequently, in January 1994, Trim filed a petition for bankruptcy in the Northern District of California. In March and July 1994, February 1995 and June 1996, the former investors of Trim participated in equity financings for the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Kevin H. Arner, the Company's Executive Vice President and President, EDI Division, should have filed a Form 3 in December 1996, but instead filed such Form 3 in April 1997. Frederick Stodolak, the Company's Executive Vice President and President, Value Added Systems Division, should have filed such Form 3 in December 1996, but instead filed a Form 3 in April 1997.

               MATTERS RELATED TO INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected an independent public accounting firm for the fiscal year ending December 31, 1997. The Company is currently evaluating several independent public accounting firms to serve for the fiscal year ending December 31, 1997. The firm of Arthur Andersen LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1996. A representative of Arthur Andersen LLP will not be present at the 1997 Annual Meeting.

                             STOCKHOLDER PROPOSALS

     From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be included in the proxy statement for the 1998 annual meeting, proposals must be received by the Company no later than December 29, 1997.

     Stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by the Company's By-laws. The Company's By-laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 1998 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between February 20 and March 21, 1998. The provision is intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the 1997 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the 1997 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          /s/ James D. Durham
                                          -------------------
                                          James D. Durham

                                          Chairman of the Board

April 28, 1997
Larkspur, California

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------        1. Election of Directors
QUADRAMED CORPORATION                                            With-  For All
---------------------                                      For   hold   Except

                                John H. Austin, M.D.       / /    / /    / /
                                    Albert L. Greene
                                    Kenneth E. Jones

                                NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:

                             2. In their discretion, the proxies are authorized
                                to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

Please be sure to sign and      Mark box at right if an address change or
date this Proxy.                comment has been noted on the reverse side  / /
                                of this card.

Date

Stockholder sign here

-------------------------------

Co-owner sign here

-------------------------------

  DETACH CARD                                                       DETACH CARD

                             QUADRAMED CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 21, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

James D. Durham
Chairman of the Board, President and Chief Executive Officer

                             QUADRAMED CORPORATION
                         80 E. SIR FRANCIS DRAKE BLVD.
                           LARKSPUR, CALIFORNIA 94939

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 1997
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John V. Cracchiolo and Keith M. Roberts as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Stockholders of QuadraMed Corporation to be held at the offices of the Company, 80 E. Sir Francis Drake Blvd., Larkspur, California 94939, on Wednesday, May 21, 1997, at 9:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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